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                                                                     EXHIBIT 4.1



                                CERTIFICATE OF MERGER

                                          OF

                               MATTSON TECHNOLOGY, INC.
                              (A California Corporation)

                                         INTO

                          MATTSON TECHNOLOGY, INC. DELAWARE
                               (a Delaware Corporation)



THE UNDERSIGNED CORPORATION, A DELAWARE CORPORATION, DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:
                      NAME                        STATE OF INCORPORATION
              Mattson Technology, Inc.                  California
              Mattson Technology, Inc.                   Delaware
              Delaware

         SECOND: That an Agreement and Plan of Merger dated as of June 16, 1997, by and between Mattson Technology, Inc. and Mattson Technology, Inc. Delaware (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the corporation surviving the merger is Mattson Technology, Inc. Delaware, a Delaware corporation (the "Surviving Corporation").

         FOURTH: That the Certificate of Incorporation of the Surviving Corporation is hereby amended to read in its entirety as set forth in EXHIBIT A attached hereto and made a part hereof.

         FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 3550 West Warren Avenue, Fremont, California 94538.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by Surviving Corporation upon request and without charge to any stockholder of any constituent corporation.

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         SEVENTH:  The authorized capital stock of Mattson Technology, Inc. as of the date of this Certificate is 60,000,000 shares of Common Stock, no par value, and 2,000,000 shares of undesignated Preferred Stock, no par value.

         EIGHTH: This Certificate of Merger shall be effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its duly authorized officer this 22nd day of September, 1997.

                        MATTSON TECHNOLOGY, INC. DELAWARE,
                        a Delaware corporation



                        By: /S/ RICHARD S. MORA
                           --------------------
                             Richard S. Mora, Vice President, Finance,
                             Chief Financial Officer and Secretary

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                                      EXHIBIT A

                             CERTIFICATE OF INCORPORATION

                        OF MATTSON TECHNOLOGY, INC., DELAWARE

FIRST: The name of the Corporation is Mattson Technology, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:
    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty-Two Million Shares (62,000,000) consisting of.

         1. Sixty Million (60,000,000) shares of Common Stock, par value one-tenth of one cent ($.001) per share (the "Common Stock"); and

         2. Two Million (2,000,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock").

    B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority


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         expressly conferred upon them by statute or by this Certificate of
         Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

    B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

    C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

    D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors, the President or the Chief Executive Officer.

SIXTH:

    A. The number of directors shall initially be five (5) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the effective date of the merger of Mattson Technology, Inc., a California corporation, with and into the Corporation (the "Effective Date") the directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Date, the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Date, the term of office of the third class to expire at the third annual meeting of stockholders following the Effective Date, and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

    B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

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SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.
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